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                                                                   Exhibit 4.20

                             STOCKHOLDER AGREEMENT

     STOCKHOLDER AGREEMENT, dated as of March 9, 1999 (the "Agreement"), among CLARK REFINING HOLDINGS INC., a Delaware corporation (the "Company" or "Clark"), Blackstone Capital Partners III Merchant Banking Fund L.P., a Delaware limited partnership (together with its affiliates, "Blackstone"); and Marshall A. Cohen, an individual ("Holder").

     WHEREAS, Blackstone holds a majority of the outstanding shares of common stock of the Company ("Shares"); and

     WHEREAS, on the date hereof, Holder is acquiring Shares as a result of services rendered on behalf of the Company and other good and valuable consideration;

     NOW, THEREFORE, in consideration of the mutual covenants and conditions as hereinafter set forth, the parties hereto do hereby agree as follows:


I. REPRESENTATIONS AND WARRANTIES

     1.1 Representations and Warranties of the Company. The Company represents and warrants to the Holder as follows:

     (a) the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder, and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Holder, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms;

     (b) the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not, with or without the giving of notice or the passage of time or both, (i) violate the provisions of any law, rule or regulation applicable to the Company or its assets, (ii) violate the provisions of the certificate of incorporation or bylaws of the Company, as amended, or (iii) violate any judgment, decree, order or award of any court, governmental or quasi-governmental agency or arbitrator applicable to the Company or its assets; and

     (c) no consent, approval, exemption or authorization is required to be obtained from, no notice is required to be given to and no filing is required to be obtained from any third party (including, without limitation, governmental and quasi-governmental agencies, authorities and instrumentalities of competent jurisdiction) by the Company, in order (i) for this Agreement to constitute a legal, valid and binding obligation of the Company.


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     1.2 Representations and Warranties of the Holder. The Holder represents and warrants to the Company that:

     (a) this Agreement has been duly executed and delivered by the Holder and, assuming the due authorization, execution and delivery thereof by the Company, constitutes a legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms;

     (b) the execution, delivery and performance by the Holder of this Agreement and the consummation by the Holder of the transactions contemplated hereby do not and will not, with or without the giving of notice or the passage of time or both, (i) violate the provisions of any law, rule or regulation applicable to the Holder or its assets, or (ii) violate any judgment, decree, order or award of any court, governmental or quasi-governmental agency or arbitrator applicable to the Holder or its assets;

     (c) no consent, approval, or authorization is required to be obtained from, no notice is required to be given to, and no filing is required to be obtained from, any third party (including, without limitation, governmental and quasi-governmental agencies, authorities and instrumentalities of competent jurisdiction) by the Holder in order for this Agreement to constitute a legal, valid and binding obligation of the Holder;

     (d) Holder is acquiring the Shares for investment solely for its own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof;

     (e) the Holder is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time ("Securities Act");

     (f) the Holder's financial situation is such that it can afford to bear the economic risk of holding the Shares for an indefinite period of time, has adequate means for providing for its current needs and contingencies, and can afford to suffer a complete loss of its investment in the Shares;

     (g) the Holder's knowledge and experience in financial and business matters are such that it is capable of evaluating the merits and risks of the investment in the Shares;

     (h) the Holder understands that the Shares are a speculative investment which involves a high degree of risk of loss of Holder's investment therein, there are substantial restrictions on the transferability of the Shares, and, on the date hereof and for an indefinite period following the date hereof, there will be no public market for the Shares and, accordingly, it may not be possible for the Holder to liquidate its investment in case of emergency, if at all;

     (i) the Holder understands and has taken cognizance of all the risk factors related to the purchase of the Shares, and, other than as set forth in this Agreement, no representations or warranties have been made to the Holder or its representatives concerning the Shares or the Company or their prospects or other matters;

     (j) the Holder has relied upon independent investigations made by it and, to the extent believed by the Holder to be appropriate, its representatives, including its own professional, financial, tax and other advisors;

     (k) the Holder has received information about the Company and been given the opportunity to examine all documents and to ask questions of, and to receive answers from, the Company and its representatives concerning the Company and the terms and conditions of the purchase of the Shares and to obtain any additional information which the Holder deems necessary; and


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     (l) all information which the Holder has provided to the Company and its representatives concerning the Holder and its financial position is complete and correct as of the date of this Agreement.


II. TRANSFERS

     2.1 Limitations on Transfer. Holder hereby agrees that, except for any transfer, sale, assignment, exchange, mortgage, pledge, hypothecation or other disposition of any Common Stock or any interest therein ("Transfer") effected pursuant to to an effective registration statement filed under the Securities Act, no Transfer shall occur unless the Company has been furnished with an opinion in form and substance reasonable satisfactory to the Company of counsel reasonable satisfactory to the Company that such Transfer is exempt from the provisions of Section 5 under the Securities Act.

     (b) Holder hereby agrees that, except for Transfers in connection with a sale of shares of Common Stock to the public pursuant to an effective registration statement filed under the Securities Act ("Public Offering"), Transfers pursuant to Rule 144 (other than Rule 144(k)) under the Securities Act and Transfers pursuant to Section 2.5 or 2.6, no Transfer shall occur unless the transferee shall agree to become a party to, and be bound to the same extent as its transferor by the terms of, Articles II and III of this Agreement.

     (c) Notwithstanding anything contained herein to the contrary, but subject to Section 2.2, Holder hereby agrees that, in addition to the limitation on transfer set forth in Section 2.8(a), no Transfer shall occur until eighteen months after the date of Clark's initial underwritten Public Offering or such earlier date after the such initial Public Offering on which an underwritten registered secondary offering involving shares of Common Stock occurs. Notwithstanding the foregoing, in the event Blackstone sells shares for its own account in such initial Public Offering, Holder may transfer Shares in such offering in accordance with Section 2.7 hereof, except that in such circumstance clause (ii) of Section 2.7(b) shall be deemed to read as follows: (ii) second, to the extent that the number of shares of Common Stock which are proposed to be sold in such offering is less than the number of shares of Common Stock which the Company has been advised can be sold in such offering without having the adverse effect referred to above, the number of shares of Common Stock Blackstone intends to dispose of in such offering shall have priority.

     2.2 Transfers to Affiliates. Notwithstanding anything contained herein to the contrary, Holder shall be entitled from time to time to Transfer any or all of the shares of Common Stock beneficially owned by Holder to Holder's spouse or descendants, or to a trust in favor of Holder's spouse or descendants, or to any other entity the owners of which consist exclusively of Holder, Holder's spouse, Holder's descendants or such trusts ("Permitted Affiliate"), who, in each such case, agree in a writing satisfactory in form and substance to the Company to become a party to, and be bound to the same extent as its transferor by the terms of, Articles II and III of this Agreement.

     2.3 Effect of Void Transfers. In the event of any purported Transfer of any shares of Common Stock in violation of the provisions of this Agreement, such purported Transfer shall be void and of no effect and the Company shall not give effect to such Transfer.

     2.4 Legend on Securities. Each certificate representing shares of Common Stock issued to Holder shall bear the following legend on the face thereof;

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SUBSCRIPTION AGREEMENT BETWEEN CLARK REFINING HOLDINGS INC. (THE "COMPANY"), AND ________________, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE


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     MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH SUBSCRIPTION
     AGREEMENT AND (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) IF THE COMPANY HAS BEEN FURNISHED WITH AN OPINION IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH SUBSCRIPTION AGREEMENT."

     2.5 Tag-Along Rights. So long as this Agreement shall remain in effect and Blackstone beneficially owns on a fully diluted basis an aggregate number of shares of Common Stock not less than one-fourth (1/4) of the Common Stock owned by Blackstone on the date hereof, with respect to any proposed Transfer by Blackstone (in such capacity, a "Transferring Stockholder") of 25% or more of the shares of Common Stock held by Blackstone, other than a Transfer to any affiliate of Blackstone or any stockholder, partner or other equity owner of any such affiliate or Blackstone or (ii) pursuant to a Public Offering, the Transferring Stockholder shall have the obligation, and Holder and the Permitted Affiliates shall have the right, to require the proposed transferee to purchase from Holder and the Permitted Affiliates (in such capacity, a "Tagging Stockholder") a number of the Shares up to the product (rounded up to the nearest whole number) of (i) the quotient determined by dividing (A) the aggregate number of Shares owned by Blackstone to be included in the contemplated Transfer by (B) the aggregate number of shares owned by Blackstone immediately prior to the contemplated Transfer, and the total number of shares owned by the Tagging Stockholder, and at the same price per share of Common Stock and upon the same terms and conditions (including without limitation time of payment and form of consideration) applicable to the Transferring Stockholder; provided, that in order to be entitled to exercise its right to sell shares of Common Stock to the proposed transferee pursuant to this Section 2.5,the Tagging Stockholder must agree to make to the transferee the same representations, warranties, covenants, indemnities and agreements that the Transferring Stockholder agrees to make in connection with the proposed Transfer of the shares of Common Stock of the Transferring Stockholder; and provided further, that all representations and warranties shall be made by the Tagging Stockholder and the Transferring Stockholder severally and not jointly and that the liability of the Transferring Stockholder and the Tagging Stockholder (whether pursuant to a representation, warranty, covenant, indemnification provision or agreement) for liabilities in respect of the Company shall be evidenced in writings executed by them and the transferee and shall be borne by each of them on a pro rata basis.


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     (b) The Transferring Stockholder shall give notice to Holder of each proposed Transfer giving rise to the rights of the Tagging Stockholder set forth in the first sentence of Section 2.5(a) at least 15 business days prior to the proposed consummation of such Transfer, setting forth the number of shares of Common Stock proposed to be so transferred, the name and address of the proposed transferee, the proposed amount and form of consideration and the other terms and conditions offered by the proposed transferee, and a representation that the proposed transferee has been informed of the tag-along rights provided for in this Section 2.5 and has agreed to purchase shares of Common Stock in accordance with the terms hereof. The tag-along rights provided by this Section 2.5 must be exercised by the Tagging Stockholder within 5 business days following receipt of the notice required by the preceding sentence, by delivery of a written notice to the Transferring Stockholder indicating such Tagging Stockholder's desire to exercise its rights and specifying the number of shares of Common Stock it desires to sell.

     (c) If the Tagging Stockholder exercises its rights under Section 2.5(a), the closing of the purchase of the Registrable Securities with respect to which such rights have been exercised shall take place concurrently with the closing of the sale of the Transferring Stockholder's Common Stock.

     2.6 Drag-Along Rights. So long as this Agreement shall remain in effect and Blackstone beneficially owns on a fully diluted basis an aggregate number of shares of Common Stock not less than one-fourth (1/4) of the Common Stock owned by Blackstone on the date hereof, if Blackstone receives an offer from a person other than Holder or any of its affiliates (a "Third Party") to purchase 25% or more of the shares of Common Stock owned by Blackstone and such offer is accepted by Blackstone, then Holder hereby agrees that it will Transfer the Applicable Number (as defined below) of Shares owned by it to such Third Party upon the terms and conditions of the offer (including without limitation time of payment and form of consideration) applicable to Blackstone, provided that Holder must agree to make to the Third Party the same representations, warranties, covenants, indemnities and agreements that Blackstone agrees to make in connection with the proposed Transfer; and provided further, that all representations and warranties shall be made by Holder and Blackstone severally and not jointly and that the liability of Holder and Blackstone (whether pursuant to a representation, warranty, covenant, indemnification provision or agreement) for liabilities in respect of the Company shall be evidenced in writings executed by them and the Third Party and shall be borne by each of them on a pro rata basis. The "Applicable Number" shall mean a number (rounded up to the nearest whole number) equal to the product of (i) quotient determined by dividing (A) the aggregate number of shares owned by Blackstone to be included in the contemplated Transfer by (B) the aggregate number of shares owned by Blackstone immediately prior to the contemplated Transfer, and (ii) the total number of shares owned by Holder.

     2.7 Piggyback Rights. Each time the Company is planning to file a registration statement under the Securities Act in connection with the proposed offer and sale of Common Stock by the Company and/or Blackstone (other than under Form S-8 or Form S-4 or a similar successor form), the Company will give prompt written notice thereof to Holder regarding Holder's rights under this
Section 2.7, at least 15 business days prior to the anticipated filing date of such registration statement; provided, that Holder and its affiliates shall have no rights pursuant to this Section 2.7 with respect to the first Public Offering of Common Stock if the Company is the only Person including shares of Common Stock in such registration statement. Upon the written request of Holder or the Permitted Affiliates made within 5 business days after the receipt of any such notice from the Company, which request shall specify the number of Shares (the "Holder Piggy-Back Shares") intended to be disposed of by Holder or the Permitted Affiliates in such offering, the Company will use its reasonable efforts to effect the registration under the Securities Act of all Holder Piggy-Back Shares which the Company has been so requested to register by Holder, to the extent required to permit the disposition of the Holder Piggy-Back Shares to be registered; provided, that if, at any time after giving written notice of its intention to register any Common Stock and prior to the effective date of the registration statement filed in connection with such registration, the Company or Blackstone shall determine for any reason not to proceed with the proposed


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registration, the Company may at its election give written notice of such determination to the holder of Holder Piggy-Back Shares and thereupon shall be relieved of its obligation to register any Holder Piggy-Back Shares in connection with such registration and if such registration involves an underwritten offering, the holder of Holder Piggy-Back Shares requesting to be included in the registration must sell its shares to the underwriters on the same terms and conditions as apply to the Company and/or Blackstone.

     (b) If a registration pursuant to this Section 2.7 involves an underwritten offering and the managing underwriter or underwriters in good faith advise the Company in writing that, in their opinion, the number of shares of Common Stock which the Company, Blackstone and the holder of Holder Piggy-Back Shares intend to include in such registration exceeds the number of shares of Common Stock which can be sold in such offering without having an adverse effect on such offering (including the price at which the shares of Common Stock can be sold), then the Company will include in such registration first, 100% of the shares the Company proposes to sell for its own account, if any, and 100% of the shares of any person exercising demand registration rights (other than Blackstone), if any, and second, to the extent that the number of shares described under clause
(i) is less than the number of shares of Common Stock which the Company has been advised can be sold in such offering without having the adverse effect referred to above, the number of shares Blackstone intends to dispose of in such offering, the Holder Piggy-Back Shares and shares of any other person exercising similar piggy-back registration rights, on a pro rata basis.

     2.8 Other Registration-Related Matters.

     (a) Holder agrees that it shall not effect any direct or indirect Transfer of Common Stock during the 14 days prior to or the 180 day period beginning on the effective date of a registration statement (whether pursuant to Section 2.7 or otherwise, except as part of such registration) if and to the extent reasonably requested in writing by the managing underwriter of the underwritten public offering.

     (b) The Company agrees not to effect any direct or indirect Transfer of Common Stock during the 14 days prior to and the 180 day period beginning on the effective date of any registration statement in which Holder is participating pursuant to Section 2.7 in connection with an underwritten public offering of Common Stock, if and to the extent reasonably requested in writing by the managing underwriter of the underwritten public offering.

     (c) The Company may require any Person that is selling shares of Common Stock in a Public Offering to furnish to the Company such information regarding such Person and the distribution of the shares of Common Stock which are included in a Public Offering as may from time to time reasonably be requested in writing in order to comply with the Securities Act.

III. OTHER

     3.1 Additional Securities Subject to Agreement. Holder agrees that all shares of Common Stock which it shall hereafter acquire by means of a stock split, stock dividend, distribution or otherwise (other than pursuant to a Public Offering) shall be subject to the provisions of this Agreement to the same extent as if held on the date hereof.

     3.2 Termination. This Agreement shall terminate, and thereby become null and void, in full on the earliest date on which Blackstone does not beneficially own in the aggregate at least 5% of the Common Stock outstanding on a fully diluted basis.

     3.3 Injunctive Relief. Holder acknowledges and agrees that a violation of any of the terms of this Agreement will cause the Company and Blackstone irreparable injury for which adequate remedy at law is not available. Accordingly, it is agreed that the Company or Blackstone shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent


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jurisdiction in the United States or any state thereof, in addition to any other remedy to which they may be entitled at law or equity.

     3.4 Other Stockholders' Agreements. Holder shall not enter into any stockholder agreement or other arrangement of any kind with any person with respect to shares of Common Stock, and Holder represents and warrants that it has not previously entered into such an agreement that remains in full force and effect as of the date hereof which is inconsistent with the provisions of this Agreement or which may impair its ability to comply with this Agreement.

     3.5 Amendments. This Agreement may be amended only by a written instrument signed by each party hereto.

     3.6 Successors, Assigns and Transferees. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and transferees permitted hereunder (except for transferees that are transferred Common Stock pursuant to a Public Offering, pursuant to Rule 144 under the Securities Act or pursuant to Section 2.5 or 2.6), each of which shall agree in writing to become a party hereto and be bound to the same extent hereby as the transferor that has transferred the Common Stock to such transferees; provided, that if Holder transfers a portion of its Common Stock to one or more transferees which are entitled to rights of the transferor hereunder, then such transferee(s) shall exercise such rights as a single group with that transferor and its affiliates; provided further, that the rights granted to the Holder in Sections 2.5 and 2.7 can only be transferred to Permitted Affiliates.

     3.7 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or two days after being delivered to a recognized courier (whose stated terms of delivery are three days or less to the destination of such notice) or, in the case of telecopy notice, when received, addressed as follows to the parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

        When Holder is the intended recipient:

                Mr. Marshall A. Cohen
                Cassel Brock & Blackwell
                Scotia Plaza, Suite 2200
                40 King Street West
                Toronto, Ontario M5H-3C2 Canada
                Telecopy: 416-860-2900



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        When the Company is the intended recipient:

                Clark Refining Holdings Inc.
                8182 Maryland Avenue
                St. Louis, Missouri 63105
                Attention: Maura J. Clark
                Telecopy: (314) 854-1570

        with a copy to:

                Simpson Thacher & Bartlett
                425 Lexington Avenue
                New York, New York 10017
                Attention: Wilson S. Neely
                Telecopy: (212) 455-2502

     3.8 Integration. This Agreement, and the documents referred to herein or delivered pursuant hereto, contain the entire understanding of the parties with respect to the subject matter hereof. If there is any conflict between the Company's stock option or incentive plans and this Agreement, the provisions of this Agreement shall control. There are no agreements, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all other prior agreements and understandings between the parties with respect to such subject matter.

     3.9 Severability. If one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

     3.10 Counterparts. This Agreement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     3.11 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to the conflicts of law principles thereof. The parties executing this Agreement hereby agree to submit to the non-exclusive jurisdiction of the federal and state courts located in the State of New York in any action or proceeding arising out of or relating to this Agreement.

     3.12 Voting. Holder hereby agrees that, so long as this Agreement shall remain in effect, it will vote all of the Common Stock beneficially owned or held of record by it to ratify, approve and adopt any and all actions (including without limitation the election of directors) adopted or approved by Blackstone.


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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                          CLARK REFINING HOLDINGS INC.


                          By: /s/ William C. Rusnack
                             -------------------------------------------------
                             Name:  William C. Rusnack
                             Title: Chief Executive Officer


                          BLACKSTONE CAPITAL PARTNERS III
                            MERCHANT BANKING FUND L.P.

                            By: Blackstone Management Associates III, L.L.C.,
                                its general partner

                            By: /s/ Robert L. Friedman
                               ----------------------------------------------
                               Name:  Robert L. Friedman
                               Title: Member

                          /s/ Marshall A. Cohen
                          ---------------------------------------------------
                          Marshall A. Cohen





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